As filed with the Securities and Exchange Commission on January 26, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ePlus inc.
(Exact name of registrant as specified in its charter)

Delaware	54-1817218
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

13595 Dulles Technology Drive
Herndon, Virginia 20171-3413
(703) 984-8400
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Erica S. Stoecker, Esq.
General Counsel
13595 Dulles Technology Drive
Herndon, Virginia 20171-3413
(703) 984-8400
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

With a copy to:
Abby E. Brown, Esq.
Squire Patton Boggs (US) LLP
2550 M Street, Northwest
Washington, DC 20037
(202) 457-6000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PROSPECTUS

ePlus inc.

Senior Debt Securities
Subordinated Debt Securities
Common Stock
Preferred Stock
Warrants
Units

We may offer and sell from time to time our senior debt securities, subordinated debt securities, common stock, preferred stock, warrants and units at prices and on terms to be determined at or prior to the time of the offering. In addition, selling securityholders to be named in a prospectus supplement may offer our securities that they own from time to time. We or any selling securityholder may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.  If we or a selling securityholder offers and sells these securities to or through underwriters, dealers or agents, their names and other applicable details will be included in a prospectus supplement.

This prospectus describes the general terms of the securities we or a selling securityholder may offer. Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. To the extent that any selling securityholder resells any securities, the selling securityholder may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling securityholder and the terms of the securities being offered. The prospectus supplement may also add to, update or change information contained in this prospectus. In addition, we may supplement, update or change any of the information contained in this prospectus by incorporating information by reference in this prospectus.

We encourage you to carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Our common stock, par value $0.01 per share, is listed on the Nasdaq Global Select Market under the symbol “PLUS.”

Investing in our securities involves risks.  You should read carefully and consider all of the information set forth in this prospectus, including “Risk Factors” beginning on page 5 of this prospectus, as well as the risk factors and other information in any accompanying prospectus supplement and any documents we incorporate by reference into this prospectus and any accompanying prospectus supplement, before deciding to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is January 26, 2026.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus from time to time in one or more offerings of an indeterminate number and amount at prices and on other terms to be determined at the time of offering. Additionally, selling securityholders may offer such securities owned by them from time to time.

This prospectus provides you with a general description of the securities we or a selling securityholder may offer.  Each time we or a selling securityholder offer to sell securities pursuant to this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities being offered, including the specific amounts, prices and terms of such securities.  Any such prospectus supplement may also add, update or change information contained in this prospectus.  Any information contained in this prospectus will be deemed to be modified or superseded by any inconsistent information contained in a prospectus supplement. Accordingly, if this prospectus is inconsistent with the prospectus supplement, you should rely upon the prospectus supplement. You should carefully read both the prospectus and any applicable prospectus supplement together with the additional information and documents incorporated by reference that we have referred you to under the headings “Where You Can Find More Information” and “Incorporation of Certain Information By Reference”.

You should not assume that the information in this prospectus, any accompanying prospectus supplement or any documents we incorporate by reference into this prospectus and any prospectus supplement is accurate as of any date other than the date on the front of those documents.  Our business, financial condition, results of operations and prospects may have changed since those dates.

We are responsible only for the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement. We have not authorized anyone to give you any information or to make any representations other than those contained in this prospectus and in the documents we incorporate into this prospectus.  You should not rely on any information or representations that are not contained in this prospectus, any accompanying prospectus supplement or in the documents we incorporate by reference.

This prospectus is not an offer to sell, or a solicitation of an offer to buy, any securities other than those to which it relates and it does not constitute an offer to sell, or a solicitation of an offer to buy, any securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction.  Delivery of this prospectus or any accompanying prospectus supplement at any time does not imply that the information contained herein or therein is correct as of any time subsequent to the date of the prospectus or any accompanying prospectus supplement.

In this prospectus, all references to the “Company,” “ePlus,” “we,” “us” and “our” refer to ePlus inc.  a Delaware corporation, and its consolidated subsidiaries, unless otherwise stated or the context so requires.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus and any accompanying prospectus supplement, as well as information incorporated by referenced in this prospectus or any accompanying prospectus supplement,  contains or incorporates by reference statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are made in reliance upon the protections provided by such acts for forward-looking statements. Such forward-looking statements are not based on historical fact but are based upon numerous assumptions about future conditions that may not occur. Given their forward-looking nature, these statements involve substantial risks, uncertainties and potentially inaccurate assumptions. Forward-looking statements are generally identifiable by use of forward-looking words such as “may,” “should,” “would,” “intend,” “estimate,” “will,” “potential,” “possible,” “could,” “believe,” “expect,” “intend,” “plan,” “anticipate,” “project,” and similar expressions or by using future dates. You are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf.

The forward-looking statements contained in this prospectus, any accompanying prospectus supplement and/or information incorporated by reference in this prospectus or any accompanying prospectus supplement are made based upon information that is currently available or management’s current expectations and beliefs concerning future developments and their potential effects upon us and speak only as of the date made. These expectations and beliefs reflect management’s best judgment based on then known market conditions and other factors; however, they are inherently uncertain and involve a number of risks and uncertainties. We caution you that the forward-looking statements contained in this prospectus, any accompanying prospectus supplement and/or information incorporated by reference in this prospectus or any accompanying prospectus supplement are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking statements or events will occur. Actual events, transactions and results may materially differ from the anticipated events, transactions, or results described in such statements. Our ability to consummate such transactions and achieve such events or results is subject to certain risks and uncertainties. Such risks and uncertainties include, but are not limited to, the matters set forth below:

•
financial losses resulting from national and international political instability fostering uncertainty and volatility in the global economy including changes in interest rates, tariffs, inflation, export requirements applicable to products we sell, sanctions and exposure to foreign currency losses;

•
significant adverse changes in our relationship with one or more of our larger customer accounts or vendors, including decreased account profitability, reductions in contracted services, or a loss of such relationships;

•
increases to our costs including wages and our ability to increase our prices to our customers as a result, or experience negative financial impacts due to the pricing arrangements we have with our customers;

•	a material decrease in the credit quality of our customer base, or a material increase in our credit losses;
•
reliance on third parties to perform some of our service obligations to our customers, and the reliance on a small number of key vendors in our supply chain with whom we do not have long-term supply agreements, guaranteed price agreements, or assurance of stock availability;

•	the possibility of a reduction of vendor incentives provided to us;
•
our inability to identify merger and acquisition candidates, perform sufficient due diligence prior to completing mergers and acquisitions, successfully integrate a completed merger and/or acquisition, successfully complete merger and acquisition transactions, including on favorable terms, or identify an opportunity for or successfully completing a business disposition;

•
our ability to remain secure during a cybersecurity attack or other information technology (“IT”) outage, including disruptions in our, our vendors or a third party’s IT systems and data and audio communication networks;

•
our ability to secure our own and our customers’ electronic and other confidential information, while maintaining compliance with evolving data privacy and cybersecurity regulatory laws and regulations and appropriately providing required notice and disclosure of cybersecurity incidents when and if necessary;

•
our dependence on key personnel to maintain certain customer relationships, and our ability to hire, train, and retain sufficient qualified personnel by recruiting and retaining highly skilled, competent personnel with needed vendor certifications;

•	risks relating to artificial intelligence (“AI”), including the use or capabilities of AI and emerging laws, rules and regulations related to AI;
•	our ability to manage a diverse product set of solutions, including AI products and services, in highly competitive markets with a number of key vendors;
•
changes in the IT industry and/or rapid changes in product offerings, including the proliferation of the cloud, infrastructure as a service (“IaaS”), software as a service (“SaaS”), platform as a service (“PaaS”), and AI which may affect our financial results;

•
our ability to increase our total number of customers and our ability to increase our total number of customers who use our managed services and professional services while we continuously enhance our managed services offerings to remain competitive in the marketplace;

•
supply chain issues, including a shortage of IT component parts and products, may increase our costs or cause a delay in fulfilling customer orders, or increase our need for working capital, or delay completing professional services, or purchasing IT products or services needed to support our internal infrastructure or operations, resulting in an adverse impact on our financial results;

•	ongoing remote work trends, and the increase in cybersecurity attacks that have occurred while employees work remotely and our ability to adequately train our personnel to prevent a cyber event;
•	exposure to changes in, interpretations of, or enforcement trends in, and customer and vendor actions in anticipation of or response to, legislation and regulatory matters;
•
our service agreements may require external audits and deficiencies in any such reports could negatively affect our client engagements, and our professional and liability insurance policies coverage may be insufficient to cover a claim;

•	a natural disaster or other adverse event at one of our primary configuration centers, data centers, or a third-party provider or vendor location could negatively impact our business;
•	failure to comply with public sector contracts, or related applicable laws or regulations;
•	our ability to raise capital, maintain or increase as needed our lines of credit with vendors or our floor plan facility, or the effect of those changes on our common stock price;
•	our ability to predictably meet expectations of the investor and analyst community, including relative to our financial performance guidance that we provide;
•	our ability to implement comprehensive plans for the integration of sales forces, cost containment, asset rationalization, systems integration, and other key strategies following acquisitions; and
•
our ability to protect our intellectual property rights and successfully defend any challenges to the validity of our patents or allegations that we are infringing upon any third-party patents, and the costs associated with those actions, and, when appropriate, the costs associated with licensing required technology.

You are cautioned not to unduly rely upon forward-looking statements. The forward-looking statements speak only as of the date made, and other than as required by law, we do not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur, or of which we hereafter become aware.  For a further list and description of various risks, relevant factors and uncertainties that could cause future results or events to differ materially from those expressed or implied in our forward-looking statements, see the risk factors set forth under “Risk Factors” of this prospectus, any prospectus supplement, documents we incorporate by reference, including periodic reports that we file with the SEC.

ABOUT ePLUS INC

OUR BUSINESS

We are a leading solutions provider in the areas of security, cloud, networking, collaboration, AI, and emerging technologies. AI continues to be a transformative force and demand driver particularly for our core products: Compute, Cloud, security, networking and our consultative services. Across industries, customers are using AI to enhance decision making, automate tasks, and drive both growth and efficiency. Through assessments, bespoke workshops and labs and consulting engagements, we deliver actionable outcomes for organizations by using IT and consulting solutions to enhance decision making, automate tasks and drive business agility and innovation. Leveraging our engineering talent, we assess, plan, deliver, and secure solutions comprised of leading technologies and consumption models aligned with our customers’ needs. Our expertise and experience enable us to craft optimized solutions that take advantage of the cost, scale, and efficiency of private, public and hybrid cloud services in an evolving market.

As part of our solutions, we provide consulting, professional services, managed services, IT staff augmentation, and complete lifecycle management services in the areas of security, cloud, networking, collaboration, and emerging technologies. Further, we offer professional services in the spaces of digital signage, electric vehicle charging solutions, loss prevention and security, store openings, remodels, and store closings.

 We deliver integrated solutions that address our customers’ business needs, leveraging the appropriate technologies, both on-premises and in the cloud. Our approach is to lead with advisory consulting to understand our customers’ needs, and then design, deploy, and manage solutions aligned to their objectives. Underpinning the broader areas of cloud, security, networking, and collaboration are specific skills in orchestration and automation, application modernization, DevSecOps, zero-trust architectures, data management, data visualization, analytics, network modernization, edge computing and other advanced and emerging technologies. These solutions are comprised of class-leading technologies from our commercial partners.

 We are a reseller for thousands of manufacturers, which have enabled us to provide our customers with new and evolving IT solutions. We possess top-level IT engineering certifications with a broad range of leading IT vendors that enable us to offer IT solutions that are optimized for each of our customers’ specific requirements.

 We serve primarily middle market to large enterprises across diverse markets including telecom, media and entertainment, technology, state and local government and educational institutions (SLED), healthcare, and financial services. We sell to customers in the United States, which account for most of our sales, and to customers in select international markets including the United Kingdom, the European Union, India, and Singapore.

We were incorporated in Delaware in 1990 and completed our initial public offering in November 1996.  Our principal executive offices are located at 13595 Dulles Technology Drive, Herndon, Virginia 20171.  Our main telephone number is (703) 984-8400.  Our Internet website is www.eplus.com.  Information contained on our website is not incorporated by reference in this prospectus and you should not consider information contained on our website as part of this prospectus.

RISK FACTORS

An investment in our securities involves risks.  We urge you to carefully consider all of the information contained in or incorporated by reference in this prospectus and other information which may be incorporated by reference in this prospectus or any prospectus supplement as provided under “Incorporation of Certain Information by Reference,” including the risk factors contained under the caption “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K and quarterly reports on Form 10-Q, which are incorporated into this prospectus by reference, as updated by our annual or quarterly reports for subsequent fiscal years or fiscal quarters that we file with the SEC and that are so incorporated.  Please see “Where You Can Find More Information.” You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities.

This prospectus also contains forward-looking statements that involve risks and uncertainties.  Please also read “Cautionary Statement Regarding Forward-Looking Information.” If any of these risks occur, our business, financial condition or results of operation could be adversely affected.

USE OF PROCEEDS

Unless we inform you otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the offered securities for various business purposes, including strategic acquisitions, capital expenditures, working capital, the repurchase and redemption of our securities and other general corporate purposes. From time to time, we may invest any such proceeds in short-term marketable securities.  Unless otherwise specified in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities by selling securityholders.

DESCRIPTION OF DEBT SECURITIES

The following description sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate.  A prospectus supplement will describe the terms relating to any debt securities to be offered in greater detail and may provide information that is different from this prospectus.  If the information in the prospectus supplement with respect to the particular debt securities being offered differs from the general description in this prospectus, you should rely on the information in the prospectus supplement. Please note that in this section titled “Description of Debt Securities,” references to “we,” “our,” and “us” refer solely to ePlus inc. as the issuer of the applicable series of debt securities and not to any subsidiaries, unless the context requires otherwise.

The debt securities we may offer in one or more series will be senior debt securities or subordinated debt securities.  The senior debt securities will be issued under an indenture (the “Senior Indenture”), to be entered into between us and a trustee named in the applicable prospectus supplement, as trustee (the “Senior Trustee”), and the subordinated debt securities will be issued under a separate indenture (the “Subordinated Indenture”) to be entered into between us and a trustee to be named in the applicable prospectus supplement, as trustee (the “Subordinated Trustee”).  The term “Trustee” used in this prospectus shall refer to the Senior Trustee or the Subordinated Trustee, as appropriate.  The Senior Indenture and the Subordinated Indenture are sometimes collectively referred to herein as the “Indentures” and individually as “Indenture.” The Indentures are subject to and governed by the Trust Indenture Act of 1939, as amended (the “TIA”), and may be supplemented from time to time following execution.

The terms of the debt securities include those stated in the applicable Indenture and those made part of the Indenture by reference to the TIA.  The debt securities are subject to all of those terms, and holders of debt securities are referred to the applicable Indenture and the TIA for a statement of those terms.

The statements set forth below in this section are brief summaries of certain provisions contained in the Indentures, do not purport to be complete, and are subject to, and are qualified in their entirety by reference to, the Indentures, including the definitions of certain terms therein, and the TIA.  Capitalized terms used in this section and not otherwise defined in this section will have the respective meanings assigned to them in the Indentures. You should read the summary below, any accompanying prospectus supplement and the provisions of the indenture in their entirety before investing in our debt securities.

General

The debt securities will be our direct, secured or unsecured obligations. The indebtedness represented by the senior debt securities will rank equally with all of our other unsecured and unsubordinated indebtedness.  The indebtedness represented by the subordinated debt securities will be subordinated in right of payment to the prior payment in full of all of our senior debt as described below under “Subordination.”

A prospectus supplement, the applicable Indenture that we enter into and the supplemental indenture or authorizing resolution (including any related officers’ certificate or Company order), if any, relating to any series of debt securities being offered will include specific terms relating to the offering.  These terms will include some or all of the following:

•	the form and title of the debt securities, including legends as may be required by applicable law, and whether the debt securities are senior debt securities or subordinated debt securities;

•	the aggregate principal amount of the debt securities and any limit on the aggregate principal amount;

•	any applicable subordination provisions for any subordinated debt securities;

•	the date or dates on which the principal of the debt securities shall mature and be payable;

•	the rate or rates (fixed or variable) at which the debt securities shall bear interest, if any, or the method of determining such rate or rates;

•	the date or dates on which any such interest shall accrue and be payable, the date or dates on which payment of any such interest shall commence and the record dates for such payment date or dates;

•	the place or places where the principal of and interest, if any, on the debt securities of the series will be payable;

•	any optional or mandatory redemption or repayment option, including any sinking fund, purchase or other analogous provisions;

•	any special tax implications of the debt securities, including provisions for original issue discount securities, if offered;

•	any provisions granting special rights to holders when a specified event occurs;

•	the percentage of the principal amount at which the debt securities will be issued and any payments due if the maturity of the debt securities is accelerated;

•	any Events of Default or covenants with respect to the debt securities that differ from, or are in addition to, those set forth in the applicable Indenture;

•	if other than U.S. dollars, the currency or currencies for which the debt securities shall be issued or in which the principal thereof, any premium thereon and any interest thereon shall be payable;

•	provisions regarding the convertibility or exchangeability of the debt securities and any related conditions;

•	provisions pertaining to the issuance of debt securities in the form of global debt securities, as described below;

•
provisions relating to the modification of the terms of the debt securities and related Indenture or the rights of securityholders both with and without the consent of holders of debt securities issued under the Indenture and the execution of supplemental indentures for such series;

•	the form of and conditions to issuance of debt securities issuable in definitive form, other than as described below;

•	the identity of the Trustee, the registrar for the debt securities and any paying agent; and

•	any other terms not prohibited by the provisions of the applicable Indenture or the TIA.

The debt securities of a series may be issued in registered, coupon or global form and will be denominated in an amount equal to all or a portion of the aggregate principal amount of those debt securities.  See “Global Debt Securities.”

Unless otherwise set forth in a prospectus supplement, the debt securities will not contain any provisions that protect the holders of the debt securities in the event of a change of control of us or in the event of a highly leveraged transaction, whether or not such transaction results in a change of control of us.

Neither of the Indentures will limit the aggregate principal amount of debt securities that we may issue, unless we indicate otherwise in a prospectus supplement.  Each Indenture will allow us to issue debt securities of any series up to the aggregate principal amount that we authorize.

Denominations

Unless otherwise indicated in any applicable prospectus supplement, the debt securities of any series will be issued only in fully registered form in denominations of $2,000 or any integral multiple of $1,000 in excess thereof.

Global Debt Securities

Certain series of the debt securities may be issued as permanent global debt securities to be deposited with a depositary with respect to that series.  In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities. Unless otherwise indicated in the applicable prospectus supplement, the following is a summary of the depository arrangements applicable to debt securities issued in permanent global form and for which The Depository Trust Company (“DTC”), acts as depositary.  This summary is provided solely as a matter of convenience.  These operations and procedures are solely within the control of DTC and are subject to change by DTC from time to time.  We do not take any responsibility for these operations and procedures, and investors are urged to contact DTC or its participants directly to discuss these matters.

Each global debt security will be deposited with, or on behalf of, DTC, as depositary, or its nominee and registered in the name of a nominee of DTC.  Except under the limited circumstances described below, global debt securities are not exchangeable for definitive certificated debt securities.

Ownership of beneficial interests in a global debt security is limited to institutions that have accounts with DTC or its nominee (“participants”) or persons that may hold interests through participants.  In addition, ownership of beneficial interests by participants in a global debt security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee for a global debt security.  Ownership of beneficial interests in a global debt security by persons that hold through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant.  DTC has no knowledge of the actual beneficial owners of the debt securities.  Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction.  The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. The ability to transfer interests in the debt securities represented by a global debt security to those persons may be limited.  Also, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in debt securities represented by a global debt security to pledge or transfer those interests to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest. Additionally, such laws in some jurisdictions may impair the ability to transfer beneficial interests in a global debt security.

Payments on debt securities represented by a global debt security registered in the name of or held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global debt security representing the debt securities.  We expect that upon receipt of any payments with respect to a global debt security, DTC will credit accounts of participants on its book-entry registration and transfer system with payments in amounts proportionate to their respective beneficial interests in the principal amount of that global debt security as shown in the records of DTC.  We also expect that payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.

Neither we, any Trustee nor any of our respective agents will be responsible for any aspect of the records of DTC, any nominee or any participant relating to, or payments made on account of, beneficial interests in a permanent global debt security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.

A global debt security is exchangeable for definitive debt securities registered in the name of, and a transfer of a global debt security may be registered to, any person other than DTC or its nominee, in limited circumstances and only if:

•
DTC notifies us that it is unwilling or unable to continue as depositary for that global debt security or at any time DTC ceases to be registered under the Exchange Act, and a successor depositary is not appointed by us within 90 days after our receipt of such notice or becoming aware that DTC is no longer so registered;

•	there shall have occurred and be continuing an event of default under the debt securities and the registrar shall have received a request from DTC to issue certificated securities;

•	we determine in our sole discretion that the global debt security shall be exchangeable for definitive debt securities in registered form; or

•	as may be provided in any applicable prospectus supplement.

Any global debt security that is exchangeable pursuant to the preceding sentence will be exchangeable in whole for definitive debt securities in registered form, of like tenor and of an equal aggregate principal amount as the global debt security, in denominations of $2,000 or any integral multiple of $1,000 in excess thereof.  The definitive debt securities will be registered by the registrar in the name or names instructed by DTC.  We expect that these instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global debt security.

Except as provided above, owners of the beneficial interests in a global debt security will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders of debt securities for any purpose under the Indentures.  No global debt security shall be exchangeable except for another global debt security of like denomination and tenor to be registered in the name of DTC or its nominee.  Accordingly, each person owning a beneficial interest in a global debt security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the global debt security or the Indentures.

We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global debt security desires to give or take any action that a holder is entitled to give or take under the debt securities or the Indentures, DTC would authorize the participants holding the relevant beneficial interest to give or take that action, and those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners owning through them.

DTC is a limited purpose trust company organized under the laws of the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” pursuant to the provisions of Section 17A of the Exchange Act.  DTC holds securities that its participants deposit with DTC and facilitates the post-trade settlement of securities transactions among its participants in those securities through electronic computerized book-entry accounts of participants, thereby eliminating the need for physical movement of securities certificates.  DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.  DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”).  DTCC is the holding company for DTC, National Securities Clearance Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies.  DTCC is owned by the users of its regulated subsidiaries.  Access to the DTC system is also available to others, such as banks, brokers, dealers, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly.  The rules applicable to DTC and its participants are on file with the SEC.  More information about DTC can be found at www.dtcc.com; the information contained on that website is not incorporated in this prospectus or in any prospectus supplement.

Covenants

Under the Indentures, we would agree to:

•	pay the principal of, and interest and any premium on, the debt securities when due;

•	maintain a place of payment;

•	deliver an officer’s certificate to the Trustee within 150 days after the end of each fiscal year regarding our review of compliance with our obligations under the Indentures;

•	maintain our corporate existence; and

•	deposit sufficient funds with any paying agent on or before the due date for any payment of principal, interest or premium.

Consolidation, Merger or Asset Sale

Both Indentures generally allow us to (i) consolidate or merge with a person, association or entity,  and (ii) sell, lease or transfer our property and assets substantially as an entirety to a person, association or entity. However, we will only consolidate or merge with or into any other person, association or entity or sell, lease or transfer our assets substantially as an entirety according to the terms and conditions of the Indentures, which include the following requirements:

•	the remaining or acquiring person, association or entity is a corporation or partnership organized and validly existing under the laws of the United States, any state or the District of Columbia;

•
the remaining or acquiring person, association or entity expressly assumes all of our responsibilities and liabilities under the Indentures, including the due and punctual payment of all amounts due on the debt securities and observance and performance of the covenants in the Indentures;

•	immediately after giving effect to the transaction, no event which is, or after notice or lapse of time or both would become, an Event of Default, as defined below, exists; and

•	delivery to the Trustee an officer’s certificate and an opinion of counsel stating that all related conditions have been complied with and satisfied.

The remaining or acquiring person, association or entity will succeed to and be substituted for us in the Indentures with the same effect as if it had been an original party to the Indentures.  Thereafter, the successor may exercise our rights and powers under the Indentures, in our name or in its own name.  If we sell or transfer our assets substantially as an entirety, we will be released from all our liabilities and obligations under the Indentures and the debt securities.  If we lease our assets substantially as an entirety, we will not be released from our obligations and covenants under the Indentures and the debt securities.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, each of the following events will be an Event of Default under an Indenture with respect to any series of debt securities issued under that Indenture:

•	failure to pay principal of (or premium, if any, on) any debt security of the series when due;

•	failure to deposit a sinking fund, if any, when and as due by the terms of a debt security of the series;

•	failure to pay any interest on any debt security of the series when due and payable, and continuance of such default for a period of 30 days;

•
failure to perform or comply with any covenant of our Company in the applicable Indenture or related supplemental indenture, and continuance of such default for a period of 90 days after written notice as provided in the Indenture;

•	certain events in bankruptcy, insolvency or reorganization affecting us; and

•	any other Event of Default set forth in the applicable indenture or supplemental indenture relating to the debt securities of that series.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under an Indenture.  The applicable Trustee may withhold notice to the holders of a series of debt securities of any default, except payment defaults of principal or interest or any premium on those debt securities, if it considers such withholding to be in the interest of the holders.

If an Event of Default occurs and is continuing, then the applicable Trustee or the holders of a specified percentage in aggregate principal amount of the outstanding debt securities of that series may declare the entire principal amount of the debt securities of that series to be due and payable immediately; provided, however, that the holders of a majority of the aggregate principal amount of the debt securities of that series may, under certain circumstances, rescind and annul the declaration.

Subject to provisions in each Indenture relating to its duties in case an Event of Default shall have occurred and be continuing, no Trustee will be under an obligation to exercise any of its rights or powers under that Indenture at the request, order or direction of any holders of debt securities then outstanding under that Indenture, unless the holders shall have offered to the applicable Trustee reasonable security or indemnity satisfactory to the Trustee. If such reasonable security or indemnity is provided, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Trustee or exercising any power conferred on the Trustee, for any series of debt securities.

Defeasance

Debt securities of a series may be defeased at any time in accordance with their terms and as set forth in the applicable Indenture and described briefly below, unless the securities resolutions or supplemental indenture establishing the terms of the series provides otherwise.  Any defeasance may terminate all of our obligations (with limited exceptions) with respect to a series of debt securities and the applicable Indenture (“legal defeasance”), or it may terminate only our obligations under any restrictive covenants which may be applicable to a particular series (“covenant defeasance”).

We may exercise our legal defeasance option even though we have also exercised our covenant defeasance option.  If we exercise the legal defeasance option with respect to a series of debt securities, that series may not be accelerated because of an Event of Default.  If we exercise the covenant defeasance option, that series of debt securities may not be accelerated by reference to any restrictive covenants which may be applicable to that particular series.

To exercise either defeasance option as to a series of debt securities, we must:

•
irrevocably deposit or cause to be deposited in trust with the applicable Trustee or another trustee money or U.S. government obligations in an amount to pay and discharge the principal of and any premium and interest on the debt securities on the stated maturities or redemption dates therefor and any mandatory sinking fund payments;

•
deliver a certificate from a nationally recognized firm of independent accountants expressing its opinion that the payments of principal and interest when due on the deposited U.S. government obligations, without reinvestment, plus any deposited money without investment, will provide cash at the times and in the amounts necessary to pay the principal of and premium and interest when due on all debt securities of the series to maturity or redemption, as the case may be, and any mandatory sinking fund payments; and

•
comply with certain other specified conditions and made specified deliverables. In particular, we must obtain an opinion of tax counsel that the defeasance will not result in recognition of any gain or loss to holders for federal income tax purposes, no Event of Default shall have occurred and be continuing at the time of deposit of funds with the Trustee, delivery to the Trustee of an officer’s certificate and an opinion of counsel stating that all related conditions with respect to the defeasance have been complied with.

Discharge

We may discharge all our obligations under an Indenture with respect to the debt securities of any series, other than our obligation to register the transfer of and to exchange debt securities of that series, when either:

•
all outstanding notes of that series, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to us, have been authenticated and delivered to the Trustee cancelled or for cancellation; or

•
all such notes not so delivered for cancellation have either become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year, and we have deposited or caused to be deposited with the Trustee in trust an amount of cash sufficient to pay the entire indebtedness of such notes, including for principal and any premium, interest to the stated maturity or applicable redemption date; and

•
we have paid or caused to be paid, or otherwise made provision for payment of, all other sums payable under that Indenture and delivered an officer’s certificate and opinion of counsel to the Trustee stating that all related conditions have been satisfied.

Modification of Indentures

Under each Indenture, generally we and the Trustee may modify our rights and obligations and the rights of the holders with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification.

No modification of the principal or interest payment terms, no modification reducing the percentage required for any waiver or modifications and no modification impairing the right to institute suit for the payment on debt securities of any series when due, is effective against any holder without its consent.

In addition, we and the applicable Trustee may amend the Indentures without the consent of any holder of the debt securities to make certain technical changes, such as:

•
curing ambiguities or correcting defects or inconsistencies or otherwise adding or changing provisions with respect to matters or questions arising under the Indenture relating to a particular series of debt securities that does not adversely affect the rights of any holder in any material respect;

•	evidencing the succession of another person to us, and the assumption by that successor of our obligations under the applicable indenture and the debt securities of any series;

•
adding covenants applicable to us for the benefit of the holders of all or any series of debt securities or to surrender any right or power herein conferred upon us with regard to all or any series of debt security;

•	adding Events of Default for the benefit of the holders of all or any series of debt securities;

•	providing for the acceptance of appointment by a successor trustee;

•	qualifying the indentures under the TIA;

•	complying with the rules and regulations of any securities exchange or automated quotation system on which debt securities of any series may be listed or traded; or

•
adding, changing or eliminating provisions relating to a particular series of debt securities, provided that any such addition, change or elimination (i) shall not (1) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision or (2) modify the rights of any holder of any such debt security with respect to such provision or (ii) shall become effective only when there is no such debt security outstanding.

Subordination

Debt securities of a series may be subordinated to our “Senior Indebtedness,” which we define (subject to modification in any applicable prospectus supplement) generally as money borrowed, including guarantees of payment, by us that is not expressly subordinate or junior in right of payment to any of our other indebtedness.  Subordinated debt securities will be subordinate in right of payment, to the extent and in the manner set forth in the indenture, and related supplemental indenture or authorizing resolution (including any related officers’ certificate or Company order), and the prospectus supplement relating to such series, to the prior payment of all of our indebtedness that is designated as “Senior Indebtedness” with respect to the series.  Under a subordinated indenture, payment of the principal, interest and premium, if any, on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all senior debt.  The Subordinated Indenture will provide that no payment of principal, interest and any premium on the subordinated debt securities may be made in the event:

•	we fail to pay the principal, interest, premium, if any, or any other amounts on any Senior Indebtedness within any applicable grace period (including at maturity);

•
any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Senior Indebtedness has been paid in full in cash;

•	of any insolvency, bankruptcy or similar proceeding involving us or our property; or

•
of a default (other than payment default) with respect to the Senior Indebtedness that imposes a payment blockage on the subordinated debt securities for a maximum of 179 days at any one time, unless the Event of Default has been cured or waived or shall no longer exist.

The Subordinated Indenture will not limit the amount of Senior Indebtedness that we may incur.

No Individual Liability of Officers, Directors, Employees or Stockholders

No director, officer, employee or stockholder, as such, of ours or any of our affiliates shall have any personal liability in respect of our obligations under any Indenture or the debt securities by reason of his, her or its status as such.

Governing Law

The laws of the State of New York govern the Indentures and the debt securities.

DESCRIPTION OF CAPITAL STOCK

The following is a description of our capital stock and a summary of the rights of our stockholders and provisions pertaining to indemnification of our directors and officers.  You should also refer to our Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) and Amended and Restated Bylaws (“Bylaws”), which are incorporated by reference in this prospectus, and to Delaware law.

General

The Company has an authorized capitalization of 52,000,000 shares of capital stock, consisting of 50,000,000 shares of common stock, par value $0.01 per share, and 2,000,000 shares of undesignated preferred stock, par value $0.01 per share.  As of January 26, 2026, we had a total of 5,071,673 shares of our common stock reserved and remaining to be issued for grants of options and restricted stock awards under our stock plans. As of January 26, 2026, there were 26,391,667 shares of common stock outstanding, and no shares of preferred stock outstanding.  As of such date, there were 270 holders of record of common stock.

Common Stock

Subject to the prior or special rights of holders of shares of preferred stock that we may issue:

Dividends.  The holders of shares of common stock are entitled to any dividends that may be declared by our board of directors out of legally available funds;

Liquidation, Dissolution or Winding Up.  In the event of a liquidation, dissolution or winding up of the Company, the holders of shares of our common stock are entitled upon liquidation to share ratably in all assets remaining after payment of liabilities and the satisfaction of the liquidation preferences of any outstanding shares of preferred stock;

Redemption.  The holders of shares of our common stock are not subject to, or entitled to the benefits of, any redemption or sinking fund provision;

Conversion.  No holder of common stock has the right to convert or exchange any such shares with or into any other shares of capital stock of the Company;

Preemptive Rights.  No holder of common stock has preemptive rights; and

Voting.  Each share of common stock entitles the holder thereof to one vote, in person or by proxy, on all matters submitted to a vote of stockholders generally.  Voting is non-cumulative.  The outstanding shares of our common stock are fully paid and non-assessable.  Except as specifically provided in the Delaware General Corporation Law (the “DGCL”) or in the Certificate of Incorporation or Bylaws, the affirmative vote required for stockholder action shall be that of a majority of the shares present in person or represented by proxy at the meeting (as counted for purposes of determining the existence of a quorum at the meeting).

Preferred Stock

The following description of the terms of the preferred stock sets forth the general terms and provisions of the preferred stock to which any prospectus supplement may relate or that we may otherwise issue.  Other terms of any series of the preferred stock offered by any prospectus supplement will be described in that prospectus supplement.  The description of the provisions of the preferred stock set forth below and in any applicable prospectus supplement does not purport to be complete and is subject to and qualified in its entirety by reference to our Certificate of Incorporation and the certificate of designations relating to each series of the preferred stock.  The certificate of designations will be filed with the SEC and incorporated by reference in the registration statement of which this prospectus is a part at, or prior to, the time of the issuance of each new series of preferred stock.

The preferred stock may be issued from time to time by our board of directors as shares of one or more classes or series.  Subject to the provisions of our Certificate of Incorporation and limitations prescribed by law, our board of directors is expressly authorized to adopt resolutions to issue the shares, to fix the number of shares, to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether dividends are cumulative), dividend rates, voting rights (in addition to voting rights provided by law), terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any class or series of the preferred stock, in each case without any action or vote by the holders of common stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase shares of preferred stock, could be used to discourage an unsolicited acquisition proposal.  For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holders to block such a transaction; or the issuance might facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders.  In addition, under some circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock.  Although our board of directors is required to make any determination to issue preferred stock based on its judgment as to the best interests of our stockholders, the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some or a majority of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of the stock.  The board of directors does not currently intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or the rules of any securities exchange or market on which our securities are traded.

The preferred stock shall have the applicable dividend, liquidation, redemption and/or voting rights set forth in a prospectus supplement relating to the particular series of the preferred stock.  Reference is made to the prospectus supplement relating to the particular series of the preferred stock offered by the prospectus supplement for specific terms, including:

•	the designation and stated value per share of such preferred stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	the initial public offering price at which the preferred stock will be issued;

•	the dividend rate or method of calculation, the dates on which dividends shall be payable, the form of dividend payment and the dates from which dividends shall begin to cumulate, if any;

•	any redemption or sinking fund provisions;

•	any conversion or exchange rights; and

•	any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

The preferred stock will, when issued, be fully paid and nonassessable and new series of preferred stock will not have preemptive rights.  The rights of the holders of each series of the preferred stock will be subordinate to the rights of our general creditors.

Certain Anti-Takeover Effects of Certain Provisions of the Company’s Certificate of Incorporation, Bylaws and the Delaware General Corporation Law

The provisions of Delaware law and our Certificate of Incorporation and Bylaws may have the effect of delaying, deferring or discouraging another party from acquiring control of our Company in a coercive manner as described below.  These provisions, summarized below, are expected to discourage and prevent coercive takeover practices and inadequate takeover bids.  These provisions are designed to encourage persons seeking to acquire control of our Company to first negotiate with our board of directors.  They are also intended to provide our management with the flexibility to enhance the likelihood of continuity and stability if our board of directors determines that a takeover is not in our best interests or the best interests of our stockholders.  These provisions, however, could have the effect of discouraging attempts to acquire us, which could deprive our stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.  We believe that the benefits of these provisions, including increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our Company, outweigh the disadvantages of discouraging takeover proposals, because negotiation of takeover proposals could result in an improvement of their terms.

We are a Delaware corporation subject to Section 203 of the DGCL. Section 203 of the DGCL may discourage, delay or prevent a change in control of the Company. Under Section 203, certain “business combinations” between a Delaware corporation and an “interested stockholder” are prohibited for a three-year period following the date that such stockholder became an interested stockholder, unless:

•
the business combination or the transaction which resulted in the stockholder becoming an interested stockholder was approved by the board of directors of the corporation before such stockholder became an interested stockholder;

•
upon consummation of the transaction that resulted in such stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (a) by directors who are also officers and (b) by employee stock plans in which the employees do not have a confidential right to tender stock held by the plan in a tender or exchange offer; or

•
the business combination is approved by the board of directors of the corporation and authorized at a stockholder meeting, and not by written consent, by two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

The three-year prohibition also does not apply to some business combinations proposed by an interested stockholder following the announcement or notification of an extraordinary transaction involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors in which a majority of the board of directors (comprised of directors who were directors prior to such person being an interested stockholder in the past three years) approves such transaction. The existence of this provision of the DGCL may have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. Section 203 may also discourage attempts that might result in a premium over the market price for the shares of capital stock held by stockholders.

Under the DGCL, the term “business combination” is defined generally to include mergers or consolidations between the corporation or its majority-owned subsidiary and an interested stockholder, transactions with an interested stockholder involving the assets (with an aggregate market value equal to or greater than 10%) of the corporation or its majority-owned subsidiaries, transactions resulting in the issuance of any stock of the corporation by the corporation or its majority-owned subsidiary to an interested stockholder (with certain exceptions), transactions that increase an interested stockholder’s percentage ownership of stock, and receipt by an interested stockholder of the benefit of any loans, advances, guarantees, pledgees or other financial benefits provided by the corporation or its majority-owned subsidiary.  The term “interested stockholder” is defined generally as those stockholders who become beneficial owners of 15% or more of the corporation’s outstanding voting stock, together with the affiliates or associates of that stockholder.

Our Certificate of Incorporation and Bylaws provide for the following:

•
Election of Directors and Vacancies.  Our Certificate of Incorporation and our Bylaws contain provisions that establish specific procedures for appointing members of the board of directors.  Our directors are elected by a majority of the votes cast in uncontested elections and by a plurality vote if the number of nominees exceeds the number of directorships to be filled.  Vacancies and newly created directorships on our board of directors may be filled only by a majority of the directors then serving on the board.

•
Requirements for Advance Notification of Stockholder Nominations and Proposals.  Our Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors.

•
Undesignated Preferred Stock.  The ability to authorize undesignated preferred stock as provided in our Certificate of Incorporation makes it possible for our board of directors to issue preferred stock with super voting, special approval, dividend or other rights or preferences on a discriminatory basis that could impede the success of any attempt to acquire us.

•
No Cumulative Voting.  Our Certificate of Incorporation and Bylaws do not provide for cumulative voting in the election of directors.  Cumulative voting allows a minority stockholder to vote a portion or all of its shares for one or more candidates for seats on the board of directors.  Without cumulative voting, a minority stockholder will not be able to gain as many seats on our board of directors based on the number of shares of our stock the stockholder holds as the stockholder would be able to gain if cumulative voting were permitted.  The absence of cumulative voting makes it more difficult for a minority stockholder to gain a seat on our board of directors to influence our board of director’s decision regarding a takeover.

•
Calling of Special Meetings of Stockholders. Our Bylaws provide that special meetings of our stockholders may be called only by or at the direction of the board of directors, our chair of the board of directors, President or Executive Vice President or, upon the written request made to our corporate secretary, by stockholders collectively holding at least a twenty-five percent (25%) or more of the then outstanding shares of our common stock.

The provisions described above are intended to promote continuity and stability in the composition of our board of directors and in the policies formulated by the board, and to discourage some types of transactions that may involve an actual or threatened change of control.  We expect these provisions would reduce our vulnerability to unsolicited acquisition attempts as well as discourage some tactics that may be used in proxy fights.  Such provisions, however, could discourage others from making tender offers for our shares and, as a consequence, may also inhibit increases in the market price of our common stock that could result from actual or rumored takeover attempts.  These provisions could also operate to prevent changes in our management.

Listing

Our common stock is listed on the NASDAQ Global Select Market under the symbol “PLUS.” The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the NASDAQ Global Select Market or any securities market or other exchange of the preferred stock covered by such prospectus supplement.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Computershare Trust Company, N.A.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our senior debt securities, subordinated debt securities, common stock or preferred stock.  Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities.  Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, as more fully described in the applicable prospectus supplement. We will file a copy of the warrant agreement with the SEC each time we issue a series of warrants, and these warrant agreements will be incorporated by reference into the registration statement of which this prospectus forms a part. As of January 26, 2026, no warrants to purchase shares of our common stock (or any other securities) were issued and outstanding.

The applicable prospectus supplement will describe the terms of any series of warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, in which the price of such warrants will be payable;

•	the procedures and conditions relating to the exercise of the warrants;

•
the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of such warrants which may be exercised at any one time;

•	the anti-dilution provisions of such warrants;

•	the redemption or call provisions of such warrants;

•	provisions regarding changes to or adjustments in the exercise price;

•	the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	a discussion of any material United States federal income tax considerations, if applicable; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Exercise of Warrants

Each warrant will entitle its holder to purchase, for cash and/or securities (as will be specified in the applicable prospectus supplement), the amount or number of senior debt securities, subordinated debt securities, shares of preferred stock, or shares of common stock, at the exercise price, as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Holders may exercise warrants as described in the prospectus supplement relating to the warrants at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

Until they exercise their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon exercise, and will not be entitled to:

•	receive payments of principal of (or premium, if any, on) or interest, if any, on any debt securities purchasable upon exercise;

•	receive dividend payments, if any, with respect to any underlying securities; or

•	exercise the voting rights of any common stock or preferred stock purchasable upon exercise.

The descriptions of the warrant agreements in this prospectus and in any prospectus supplement are summaries of certain material provisions of the applicable warrant agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the applicable warrant agreement relating to the warrants because they, and not the summaries, define your rights as holders of the warrants. We will make copies of the relevant agreements available or you may access these agreements electronically as described under the heading “Where You Can Find More Information” below. For more information, please review the forms of these documents, which will be filed with the SEC in connection with the offering of the specific warrants.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more of the following: senior debt securities, subordinated debt securities, shares of common stock or preferred stock, warrants or any combination of such securities.

The applicable prospectus supplement will describe:

•
the terms of the units and of any of our senior debt securities, subordinated debt securities, common shares, preferred shares or warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	if applicable, a discussion of any material United States federal income tax considerations.

The descriptions of the units and any applicable underlying security in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the applicable agreements because they, and not the summaries, define your rights as holders of the units. We will make copies of the relevant agreements available or you may access these agreements electronically as described under the heading “Where You Can Find More Information” below. For more information, please review the applicable agreements, which will be filed with the SEC in connection with the offering of the specific units.

PLAN OF DISTRIBUTION

We and any selling securityholder may sell the applicable securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	directly by us or a selling securityholder to one or more purchasers;

•	through agents;

•	to or through underwriters, brokers or dealers;

•	through a combination of any of these methods; or

•	through any other methods described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including block transactions, ordinary brokerage transactions, privately negotiated transactions, or transactions on the Nasdaq Global Select Market or any other organized market where the securities may be traded.

In addition, we or any selling securityholder may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions.  In connection with such a transaction, the third parties may sell the applicable securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be.  If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions.  We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any, the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale, any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation, any discounts or concessions allowed or reallowed or paid to dealers, and any securities exchange or markets on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, any selling securityholder, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices; or

•	negotiated prices.

General

In connection with the sale of securities, agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Agents

Agents may, from time to time, solicit offers for the offered securities.  Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment.  If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us.  These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities.  A prospectus supplement or pricing supplement, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

Underwriters

If underwriters are used in a sale, they will acquire the offered securities for their own account.  The underwriters may resell the offered securities in one or more transactions, including negotiated transactions.  These sales may be made at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public through an underwriting syndicate represented by one or more managing underwriters or by one or more underwriters without a syndicate. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The underwriters in any particular offering, including compensation of the underwriters, will be set forth in the applicable prospectus supplement. The prospectus and the applicable prospectus supplement will be used by the underwriters to resell the securities.

Dealers

We, any selling securityholder or an underwriter may sell the offered securities to dealers as principals.  We may negotiate and pay dealers’ commissions, discounts or concessions for their services.  The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale.  Dealers engaged by us may allow other dealers to participate in resales. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

Direct Sales

We or any selling securityholder may choose to directly solicit offers to purchase securities and we or a selling securityholder may sell the offered securities directly to institutional investors or others.  In this case, no underwriters or agents would be involved. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Indemnification; Other Relationships

We may have agreements with agents, underwriters or dealers to indemnify them against certain specified liabilities, including liabilities under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities.  If required, the applicable prospectus supplement will describe the terms and conditions of such indemnification or contribution. Agents, underwriters and dealers, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business, including commercial banking, treasury services and investment banking transactions.

Market-Making, Stabilization and Other Transactions

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

SELLING SECURITYHOLDERS

Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities in various private transactions. Such selling securityholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledgees, donees or successors, all of whom we refer to as “selling securityholders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

The applicable prospectus supplement will set forth the name of each selling securityholder and the number of and type of securities beneficially owned by such selling securityholder that are covered by such prospectus supplement. The applicable prospectus supplement also will disclose whether any of the selling securityholders have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the validity of the securities offered by this prospectus will be passed upon by Squire Patton Boggs (US) LLP, Washington, D.C.  Any underwriters or agents will be advised about legal matters by their own counsel, which will be named in a prospectus supplement to the extent required by law.

EXPERTS

The financial statements of ePlus inc. incorporated by reference in this Prospectus, and the effectiveness of ePlus inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities being offered under this prospectus.  This prospectus, which forms a part of the registration statement, does not contain all of the information included in the registration statement as certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC.  For further information regarding the Company and the securities offered by this prospectus, please see the registration statement and our annual, quarterly and current reports, proxy statements and other information filed with the SEC. Our SEC filings are available to the public on the SEC’s Internet website at www.sec.gov. The filings are also available on our website www.eplus.com.  Information contained on or accessible through our website is not incorporated into this prospectus by reference and should not be considered a part of this prospectus.

We furnish holders of our common stock with annual reports containing audited financial statements prepared in accordance with accounting principles generally accepted in the United States following the end of each fiscal year.  We file reports and other information with the SEC pursuant to the reporting requirements of the Exchange Act.

Descriptions in this prospectus of documents are intended to be summaries of the material, relevant portions of those documents, but may not be complete descriptions of those documents.  For complete copies of those documents, please refer to the exhibits to the registration statement and other reports and documents filed by us with the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The rules of the SEC allow us to “incorporate by reference” information that we have filed with the SEC into this prospectus, which means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents.  The information incorporated by reference is an important part of this prospectus and later information that we file with the SEC will automatically update and supersede this information.  Therefore, before you decide to invest in a particular offering under this shelf registration, you should always check for reports we may have filed with the SEC after the date of this prospectus.  We incorporate by reference into this prospectus (i) the documents listed below, and (ii) any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act following the date of this prospectus and prior to the termination of the offerings to which this prospectus relates, in each case other than information furnished to the SEC under Items 2.02 or 7.01 of Form 8-K and which is not deemed filed under the Exchange Act and is not incorporated in this prospectus:

•	Our Annual Report on Form 10-K for our fiscal year ended March 31, 2025, filed with the SEC on May 22, 2025;

•
The information specifically incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended March 31, 2025 from our definitive proxy statement on Schedule 14A, filed with the SEC on July 28, 2025;

•	Our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2025 and September 30, 2025, filed with the SEC on August 7, 2025 and November 6, 2025, respectively;

•
Our Current Reports on Form 8-K filed with the SEC on June 23, 2025, July 1, 2025 (as amended on July 7, 2025), July 18, 2025, August 7, 2025 (as relates to Item 8.01), September 18, 2025, November 6, 2025 (as relates to Item 8.01), January 8, 2026 and January 26, 2026; and

•
The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on September 2, 2008, as updated by Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended March 31, 2022, filed on May 26, 2022, and incorporated by reference thereto in our Annual Report on Form 10-K for the fiscal year ended March 31, 2025, filed on May 22, 2025, together with any amendment or report filed for the purpose of updating such description.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than certain exhibits to such documents not specifically incorporated by reference).  Requests for such copies should be directed to:

ePlus inc.
13595 Dulles Technology Drive
Herndon, Virginia 20171
Attention: Corporate Secretary
(703) 984-8400

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses (other than underwriting discounts and commissions) to be incurred by the Company in connection with the issuance and distribution of the securities registered under this registration statement.

SEC registration fee	$(1)(2)
Trustee’s and transfer agent’s fees	$(2)
Printing expenses	$(2)
Legal fees and expenses	$(2)
Accounting fees and expenses	$(2)
Stock exchange listing fees	$(2)
Rating agency fees	$(2)
Miscellaneous expenses	$(2)
Total	$(2)

(1)	Under Rules 456(b) and 457(r) under the Securities Act, the registration fee has been deferred and will be paid at the time of any particular offering of securities under this registration statement.

(2)	The fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

The Company’s officers and directors are and will be indemnified against certain liabilities under the DGCL, the Certificate of Incorporation, and the Bylaws. The Certificate of Incorporation requires the Company to indemnify its directors and officers in the manner and to the fullest extent permitted from time to time by the DGCL. The Bylaws contain provisions which implement the indemnification provisions of the Certificate of Incorporation.

Article Seventh of the Certificate of Incorporation provides: “No director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable; provided, however, that the foregoing shall not eliminate or limit the liability of a director or officer (i) for any breach of the director’s or officer’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any transaction from which the director or officer derived an improper personal benefit, or (iv) as applicable solely to directors, for any payment of a dividend or approval of a stock repurchase that is illegal under Section 174 of the Delaware General Corporation Law.”

Article Eighth of the Certificate of Incorporation provides: “The Corporation shall indemnify, in the manner and to the fullest extent permitted by the Delaware General Corporation Law (and in the case of any amendment thereto, to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan.  The corporation may, to the fullest extent permitted by the Delaware General Corporation Law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against such person.  To the fullest extent permitted by the Delaware General Corporation Law, the indemnification provided herein may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement and any such expenses may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the person seeking indemnification to repay such amounts if it is ultimately determined that he or she is not entitled to be indemnified.  The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the fullest extent permitted by the Delaware General Corporation Law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, the Corporation’s Bylaws, vote of stockholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.  The Corporation may, but only to the extent that the Board of Directors may (but shall not be obligated to) authorize from time to time, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article Eighth as they apply to the indemnification and advancement of expenses of directors and officers of the Corporation.”

The Company has entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements provide that the Company will indemnify the director or officer against any expenses or liabilities incurred in connection with any proceeding in which the director or officer may be involved as a party or otherwise, by reason of the fact that the director or officer is or was a director or officer of the Company or by any reason of any action taken by or omitted to be taken by the director or officer while acting as an officer or director of the Company. However, the Company is only obligated to provide indemnification under the indemnification agreements if: (i) the director or officer was acting in good faith and in a manner the director or officer reasonably believed to be in the best interests of the Company, and, with respect to any criminal action, the director or officer had no reasonable cause to believe the director’s or officer’s conduct was unlawful; (ii) the claim was not made to recover profits by the director or officer in violation of Section 16(b) of the Exchange Act or any successor statute or state law; (iii) the claim was not initiated by the director or officer; (iv) the claim was not covered by applicable insurance; or (v) the claim was not for an act or omission of a director of the Company from which a director may not be relieved of liability under the DGCL. Each director and officer has undertaken to repay us for any costs or expenses paid by us if it is ultimately determined that the director or officer is not entitled to indemnification under the indemnification agreements.

The Company also maintains a general liability insurance policy, which will cover certain liabilities of the Company’s directors and officers arising out of claims based on acts or omissions while serving in their capacities as directors or officers of the Company and/or its subsidiaries.

Item 16.	Exhibits.

Exhibit Number	Description
**1.1	Form of Underwriting Agreement
3.1
Amended and Restated Certificate of Incorporation, as last amended September 18, 2023 (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2023)

3.2	Amended and Restated Bylaws of ePlus inc., as of March 26, 2024 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed on March 28, 2024)
4.1
Specimen certificate evidencing shares of common stock (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 11, 1996 (Registration No. 333-11737))

**4.2	Certificate of Designation, Rights and Preferences of the Preferred Stock
4.3
Form of Senior Indenture of ePlus inc. (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-3ASR filed with the Securities and Exchange Commission on February 7, 2023 (Registration No. 333-269626))

4.4
Form of Subordinated Indenture of ePlus inc. (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-3ASR filed with the Securities and Exchange Commission on February 7, 2023 (Registration No. 333-269626))

4.5	Form of Senior Note (included in Form of Senior Indenture)
4.6	Form of Subordinated Note (included in Form of Subordinated Indenture)
**4.7	Form of Warrant and Warrant Agreement for Debt Securities
**4.8	Form of Warrant and Warrant Agreement for Preferred Stock
**4.9	Form of Warrant and Warrant Agreement for Common Stock
**4.10	Form of Unit Agreement
*5.1	Opinion of Squire Patton Boggs (US) LLP
*23.1	Consent of Deloitte & Touche LLP
*23.2	Consent of Squire Patton Boggs (US) LLP (included in Exhibit 5.1)
*24.1	Powers of Attorney (included in signature pages)
**25.1	Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939, as amended
*107	Filing Fee Table

* Filed herewith
** To be filed, if necessary, by an amendment to this registration statement or with a subsequent Current Report on Form 8-K in connection with an offering.

Item 17.	Undertakings.

(a)          The undersigned registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that (A) paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)          That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)          Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)          That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)         The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)         Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)          The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, Commonwealth of Virginia, on January 26, 2026.

ePlus inc.

By:	/s/ Mark P. Marron
Mark P. Marron
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Mark P. Marron and Elaine D. Marion and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Mark P. Marron	President and Chief Executive Officer (principal executive officer)
Mark P. Marron		January 26, 2026

/s/ Elaine D. Marion	Chief Financial Officer (principal financial officer and principal accounting officer)
Elaine D. Marion		January 26, 2026

/s/ Maureen F. Morrison
Maureen F. Morrison	Chairman	January 26, 2026

/s/ Melissa J. Ballenger
Melissa J. Ballenger	Director	January 26, 2026

/s/ Renée Bergeron
Renée Bergeron	Director	January 26, 2026

/s/ Bruce M. Bowen
Bruce M. Bowen	Director	January 26, 2026

/s/ John E. Callies
John E. Callies	Director	January 26, 2026

/s/ Ira A. Hunt, III
Ira A. Hunt, III	Director	January 26, 2026

/s/ Michael J. Portegello
Michael J. Portegello	Director	January 26, 2026